                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     November 12, 1997
                                                --------------------------------



                          LAMINATING TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                         0-21061                 58-2044990
----------------------------    ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)





                1160 Hightower Trail, Atlanta, Georgia 30350-2910
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code            770-518-6010
                                                   -----------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)









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ITEM 5.           OTHER EVENTS

         The Company reported today, its losses for the three months ended September 30, 1997, as per attached Exhibit A.

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             LAMINATING TECHNOLOGIES, INC.
                                             -----------------------------
                                                        (Registrant)




Date:   November 12, 1997                    /s/ Michael E. Noonan
     ----------------------                  -----------------------------
                                             Michael E. Noonan,
                                             Chairman, President &
                                             Chief Executive Officer



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                                    EXHIBIT A



NOVEMBER 12, 1997                            COMPANY CONTACT:
                                             Michael E. Noonan (CEO)
                                             770-518-6010






          LAMINATING TECHNOLOGIES, INC. REPORTS SECOND QUARTER FIGURES


      ATLANTA, GA., NOV. 12, 1997. LAMINATING TECHNOLOGIES, INC., (LTI), (NASDAQ: LAMT) today reported Net Losses for the three months and six months ended September 30, 1997, of $351,000 or $0.13 per share and $665,000 or $0.24 per share. This compares to Net Losses of $541,000 or $0.66 per share and $1,344,000 or $1.64 per share for the three months and six months ended September 30, 1996.

      Michael E. Noonan, the Company's President and CEO stated: "I am pleased with our progress in the BAKE 'N SHIP(TM) marketplace." Laminating Technologies, Inc. recently announced a new product line which utilizes a proprietary (patent pending) process, resulting in a new material which is ovenable and freezable, with the strength and structure of corrugated material. "Our losses are declining as we add revenues and we have substantial cash reserves of $4.1 million."

      Laminating Technologies, Inc. is a developmental stage company. LTI was formed to research, design and develop markets for products that are manufactured using the Company's proprietary processing method ("LTI Processed(TM)"). Laminating Technologies, Inc. completed its initial public offering on October 15, 1996. Its common stock, A and B warrants and units are traded on the Nasdaq SmallCap Market under the symbols LAMT, LAMTW, LAMTZ and LAMTU, respectively.

      "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward looking statements subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements, including delay or inability to commercialize the company's technology, delay or inability to conclude acquisition transactions, introduction of competing services, cancellation of contracts, changes in applicable regulations, general market acceptance of the Company's technology, fluctuations in margins, and other risks set forth in the Company's Prospectus dated October 9, 1996.






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                              EXHIBIT A (CONTINUED)


                          LAMINATING TECHNOLOGIES, INC.
                          (A Development Stage Company)




                                           3 Months Ended                         6 Months Ended
                                            September 30,                          September 30,               April 19, 1993
                                            -------------                          -------------                   Through
SUPPLEMENTAL DATA                     1997                1996                1997                1996        September 30, 1997
-----------------                     ----                ----                ----                ----        ------------------
Net Sales                         $    92,000         $        --         $   125,000         $        --         $   490,000

Operating Loss                       (409,000)           (284,000)           (801,000)           (950,000)         (6,550,000)

Net Loss                             (351,000)           (541,000)           (665,000)         (1,344,000)         (7,344,000)
                                  ===========         ===========         ===========         ===========         ===========

Net (Loss) Per Share of
Common Stock                      $     (0.13)        $     (0.66)        $     (0.24)        $     (1.64)                 --
                                  ===========         ===========         ===========         ===========

Weighted Average Number of
Common Shares Outstanding           2,775,100             820,000           2,775,089             820,000                  --
                                  ===========         ===========         ===========         ===========



                                                          September 30, 1997
                                                          ------------------

Cash and Cash Equivalents                                     $4,118,000

Total Assets                                                  $4,807,000

Total Liabilities                                             $  516,000

Total Stockholder's Equity                                    $4,291,000